POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kurt R. Weise,  the undersigned's true and lawful attorney-in-fact, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities
(including the undersigned's capacity as a director and/or officer of United Financial Corp.and its Subsidiaries), to sign and execute Form 4, Statement of Changes in Beneficial Ownership and/or Form 5, Annual Statement of
Changes in Beneficial Ownership, for purposes of filing with the United States Securities and Exchange
Commission (SEC), granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their
substitutes, may lawfully do or cause to be done by virtue hereof.   (Form 4 and Form 5 are filed periodically
pursuant to Section 16(a) of the Securities Exchange Act of 1934 or Section 30(f) of the Investment Company Act of
1940.)   This Power of Attorney shall remain in force until February 1, 2006.

        Name Title Date

  /s/ Larry D. Albert  Director February 1, 2005
Larry D. Albert

 /s/ J.William Bloemendaal   Director February 1, 2005
J. William Bloemendaal

 /s/ Kevin P. Clark   Senior Vice President, Secretary February 1, 2005
Kevin P. Clark  and Director

 /s/ Steve L. Feurt  Chief Credit Officer and Director February 1, 2005
Steve L. Feurt

 /s/ Jerome H. Hentges  Director February 1, 2005
Jerome H. Hentges

 /s/ William L. Madison  Director February 1, 2005
William L. Madison

  /s/ Paula J. Delaney        Chief Financial Officer February 1, 2005
Paula J. Delaney

___/s/ Kenneth R. Murray_____________     Director          February 1, 2005
Kenneth R. Murray